POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, hereby appoints Joseph D'Alessandro or Frank J. Nasta, attorney-in-fact and agent, with full power of substitution and resubstitution, for in name and stead, to sign and file Forms 3, 4 and 5 (Initial Statement of Beneficial Ownership of Securities, Statement of Changes in Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership of Securities promulgated under Section 16(a) of the Securities Exchange Act of 1934), with respect to SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC., a Maryland corporation, or further amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform all acts and things requisite and necessary to be done on the premises. This appointment shall be valid for the sole purpose stated above and shall be in effect and force, unless sooner revoked by me in writing.

        Executed on this 24th day of May 2007.





Albert A. Pisano